Exhibit 99.1

July 26, 2023

USD Partners LP Receives Continued Listing Standard Notice from the NYSE

Houston, TX –USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that it received notification from the New York Stock Exchange (“NYSE”) on July 26, 2023 that the Partnership is no longer in compliance with the NYSE’s continued minimum price criteria set forth in section 802.01C of the NYSE’s Listed Company Manual, which provides that the Partnership will be considered to be below compliance standards if the average closing price of the Common Units is less than $1.00 over a consecutive 30 trading-day period.

The Partnership’s Common Units will continue to be listed and traded on the NYSE, subject to its compliance with other NYSE continued listing requirements. The NYSE notification does not affect the Partnership’s business operations or its Securities and Exchange Commission reporting requirements, nor does it conflict with or cause an event of default under the Partnership’s Credit Agreement or other agreements.

In accordance with NYSE rules, the Partnership will respond to the NYSE within 10 business days of receipt of the non-compliance notification to notify the NYSE of the Partnership’s intention to cure the deficiency. The Partnership will have a period of six months from receipt of the notification to regain compliance with the NYSE’s minimum closing price requirement, also referred to as the cure period. Under the NYSE rules, the Partnership can regain compliance if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period) the Partnership’s Common Units have a closing price of at least $1.00 and an average closing price of at least $1.00 over the prior 30 trading-day period.

About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USD”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.

USD, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USD’s solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USD is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on websites referenced in this release is not part of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding whether the Partnership will seek to regain, or regain compliance with, the NYSE’s listing standards; the ability of the Partnership to remain in compliance with the NYSE’s other listing standards; and the timing of any process involving the continued listing or any delisting of the Common Units. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “anticipates,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, market conditions, and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the Partnership’s pursuit of and ability to develop a plan to regain compliance with NYSE listing standards, equity market conditions and those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:
Adam Altsuler, (281) 291-3995
Executive Vice President and Chief Financial Officer

Jennifer Waller, (832) 991-8383
Senior Director, Financial Reporting and Investor Relations